UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2006
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California		92618
(Address of principal executive offices)		( (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 10, 2006, in connection with the appointment of Sylvie Grégoire, Pharm. D., as the Executive Chair of the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”), as described in Item 5.02 below, Dr. Grégoire entered into a consulting agreement with the Company (the “Consulting Agreement”).
Dr. Grégoire’s compensation under the Consulting Agreement includes cash compensation of $10,000 per month and 600,000 nonstatutory stock options (“Options) that will vest and become exercisable only upon the achievement by the Company of defined milestone events, the achievement of which shall be determined in the sole discretion of the Board. The Options have an exercise price of $2.75, which is equal to the closing price per share of the Common Stock as reported on the NASDAQ Global Market on August 10, 2006.
A copy of the press release announcing Dr. Grégoire’s appointment as Executive Chair of the Board is attached as Exhibit 99.1 to this Current Report.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 10, 2006, the Board appointed Dr. Grégoire as the Executive Chair of the Board, to serve as a consultant to the Company responsible for advising and consulting with the Company’s management with regard to operations of the Company, including particularly the Company’s achievement of defined milestone events and such other duties and responsibilities as the Board or any committee of the Board may prescribe. Dr. Grégoire will be compensated for her service as Executive Chair in accordance with the Consulting Agreement described above in Item 1.01 of this Current Report. Dr. Grégoire served as a member and Chairperson of the Compensation Committee of the Board. In connection with Dr. Grégoire’s appointment as Executive Chair, Dr. Grégoire has tendered her resignation as a member and Chairperson of the Compensation Committee of the Board (the “Compensation Committee”).
As a result of Dr. Grégoire’s resignation as Chairperson of the Compensation Committee, the Board appointed John P. McKearn, Ph.D., a current member of the Compensation Committee of the Board, as the new Chairperson of the Compensation Committee. Dr. McKearn is an independent director under the applicable listing standards.
The Board also appointed Robert Beck, M.D., a current member of the Board, as a member of the Compensation Committee to fill the vacancy created by Dr. Grégoire’s resignation from the Compensation Committee. Dr. Beck is an independent director under the applicable listing standards.
After Dr. Grégoire’s appointment as Executive Chair of the Board, the Board continues to be comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release of IDM Pharma, Inc. dated August 15, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: August 15, 2006	By:	/s/ Jean-Loup Romet-Lemonne
Jean-Loup Romet-Lemonne, M.D.
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of IDM Pharma, Inc. dated August 15, 2006.